                                                                     EXHIBIT 4.7

                               FACE OF SECURITY

                      Fixed Rate Senior Subordinated Note

REGISTERED                                             REGISTERED
No. FXR                                                U.S. $ [PRINCIPAL
                                                       AMOUNT]
                                                       CUSIP:*

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.*


                         THE CHARLES SCHWAB CORPORATION

                 SENIOR SUBORDINATED MEDIUM-TERM NOTE, SERIES A
                                  (Fixed Rate)


ORIGINAL                 INITIAL REDEMPTION        INTEREST RATE:
ISSUE DATE:              DATE:
                                                   MATURITY
INTEREST                 INITIAL REDEMPTION        DATE:
ACCRUAL DATE:            PERCENTAGE:
                                                   OPTIONAL
APPLICABILITY            ANNUAL REDEMPTION         REPAYMENT
OF ANNUAL                PERCENTAGE                DATE(S):
INTEREST                 REDUCTION:
PAYMENTS:

     ______________________
     *Applies only if this Note is a Registered Global Security.

          The Charles Schwab Corporation, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to



, or registered assignees, the principal sum of U.S. $                   , on
the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest thereon at the Interest Rate per annum specified above from the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment (except as provided below), semiannually in arrears on the first day of March and September in each year (each such date an "Interest Payment Date") commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the
                                          --------  -------
Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to
                           --------  -------
"Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

          Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day) (each such date a "Record Date"); provided, however, that
                                                  --------  -------
interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

          Payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine. Payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by check mailed to the address of the person entitled thereto as such address shall appear in the Note register; provided, however, that if the registered
                                   --------  -------
holder of this Note is (i) Cede & Co. or (ii) a holder of U.S. $10,000,000 or more in aggregate principal amount of Notes having the same Interest Payment Date, such holder will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place, including, without limitation, the provisions relating to the subordination of this Note to the Issuer's Senior Indebtedness, as defined on the reverse hereof.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Subordinated Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed under its corporate seal.


DATED:                        THE CHARLES SCHWAB CORPORATION



                              By __________________________
                                  Chairman and Co-Chief
                                  Executive Officer


TRUSTEE'S CERTIFICATE
OF AUTHENTICATION


This is one of the Notes referred
to in the within-mentioned
Senior Subordinated Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee



By _____________________________
    Authorized Officer

                              REVERSE OF SECURITY



          This Note is one of a duly authorized issue of Senior Subordinated Medium-Term Notes, Series A, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Subordinated Indenture, dated as of July 15, 1993 (the "Senior Subordinated Indenture"), between the Issuer and The Chase Manhattan Bank (formerly Chemical Bank), as Trustee (the "Trustee," which term includes any successor trustee under the Senior Subordinated Indenture), to which Senior Subordinated Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank (formerly Chemical Bank) at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Subordinated Indenture. To the extent not inconsistent herewith, the terms of the Senior Subordinated Indenture are hereby incorporated by reference herein.

          This Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

          If so indicated on the face of this Note, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below). Notice of redemption shall be mailed, not less than 30 nor more than

60 days prior to the date fixed for redemption, to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register, subject to all the conditions and provisions of the Senior Subordinated Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

          If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below). For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile
                                  --------
transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

          Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

          In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

          This Note and all other obligations of the Issuer hereunder will constitute part of the senior subordinated debt of the Issuer, will be issued under the Senior Subordinated Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Indenture, to all "Senior Indebtedness" of the Issuer. The Senior Subordinated Indenture defines "Senior Indebtedness" as the principal of and premium, if any, and interest on (a) indebtedness of the Issuer, whether outstanding on the date of the Senior Subordinated Indenture or thereafter created, that is (i) for money borrowed by the Issuer (including, without limitation, capitalized lease obligations), (ii) for money borrowed by others and guaranteed, directly or indirectly, by the Issuer or (iii) constituting purchase money indebtedness, or indebtedness secured by property at the time of the acquisition of such property by the Issuer, for the payment of which the Issuer is directly or contingently liable, and (b) all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to (whether outstanding on the date of the Senior Subordinated Indenture or thereafter created), any such indebtedness, unless by the terms of the instrument creating or evidencing any such indebtedness referred to in clause
(a) or clause (b) above it is expressly provided that such indebtedness is not superior in right of payment to the Notes and/or it is expressly provided that such indebtedness is itself subordinated to any other indebtedness of the Issuer. As used in the preceding sentence, the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise. The term Senior Indebtedness shall not include (i) indebtedness of the Issuer to a subsidiary of the Issuer for money borrowed or advances from a subsidiary of the Issuer or (ii) the Notes.

          This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof.

          The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and registration of transfer of Notes. The transfer of this Note may be registered at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will
                                       --------  -------
not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Subordinated Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and registrations of transfer of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or registration of transfer.

          In case any Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and such Note or evidence of the loss, theft or destruction thereof

(together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, a new Note of like tenor will be issued by the Issuer in exchange for the Note so mutilated or defaced, or in lieu of the Note so destroyed or lost or stolen, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that such Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

          The Senior Subordinated Indenture provides that, (a) if an Event of Default (as defined in the Senior Subordinated Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Subordinated Indenture, including the series of Senior Subordinated Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Subordinated Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Subordinated Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency and reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Subordinated Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

          The Trustee also acts as trustee under a Senior Indenture, dated as of July 15, 1993, as amended (the "Senior Indenture" and, together with the Senior Subordinated Indenture, the "Indentures"), between the Issuer and the Trustee, with respect to certain other debt securities of the Issuer. The Senior Subordinated Indenture provides that, should a default occur with respect to either the debt securities issued under the Senior Subordinated Indenture or the debt securities issued under the Senior Indenture, the Trustee would be required to resign as trustee under one of the Indentures within 90 days of such default unless such default were cured, duly waived or otherwise eliminated.

          The Senior Subordinated Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Subordinated Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the
                                                             --------
Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected; or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of each debt security so affected; provided,
                                                                      --------
however, that neither this Note nor the Senior Subordinated Indenture may be
-------
amended to alter the subordination provisions hereof or thereof without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

          So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, registration of transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the

Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

          With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

          No provision of this Note or of the Senior Subordinated Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

          Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

          No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Subordinated Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of California.

          All terms used in this Note which are defined in the Senior Subordinated Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Subordinated Indenture.

                                 ABBREVIATIONS


     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM-as tenants in common
     TEN ENT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common


     UNIF GIFT MIN ACT-...........Custodian..............
                         (Cust)               (Minor)

     Under Uniform Gifts to Minors Act...................
                                            (State)



     Additional abbreviations may also be used though not in the above list.

                                   __________

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]



___________________________________

________________________________________________________________________________

________________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably

________________________________________________________________________________
constituting and appointing such person attorney to transfer

________________________________________________________________________________
such note on the books of the Issuer, with full power of

________________________________________________________________________________
substitution in the premises.


Dated:_____________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                           OPTION TO ELECT REPAYMENT


         The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                           (Please print or typewrite
                      name and address of the undersigned)



         If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
__________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

____________________________.



Dated:_____________              _______________________________
                                 NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.